Exhibit 10.1

GRACELL BIOTECHNOLOGIES, INC.

Third Amended and Restated 2017 Employee Stock Option Plan

1.

PURPOSE: The purposes the Third Amended and Restated 2017 Employee Stock Option Plan is to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.

2.	DEFINITIONS AND INTERPRETATION

(A)	The following definitions shall be applicable throughout this Plan:

“Auditors”	the persons for the time being performing the duties of auditors of the Company;

“Board”	the Board of Directors of the Company;

“business day”	any day (excluding weekends) on which banks in China generally are open for business;

“Change in Control”

a change in ownership or control of the Company after the consummation of such transaction effected through either of the following transactions: (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders, or ii) the individual who constitute the members of the Board cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least fifty-one percent (51%) of the members of the Board.

Notwithstanding the foregoing, the term Change in Control will not include (x) a Listing, (y) a transaction the primary purpose of which is to raise capital for the Company, or (z) other transaction effected exclusively for the purpose of changing the domicile of the Company.

“Committee”	means the compensation committee established under the Board as from time to time constituted;;

“Company”	Gracell Biotechnologies, Inc., a company incorporated in the Cayman Islands;

“Contract”	means, in relation to an Employee, his or her contract of Employment with the relevant company within the Group;

“Corporate Transaction”

the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Shares outstanding immediately preceding such transaction are converted or exchanged by virtue of the transaction into other property, whether in the form of securities, cash or otherwise;

(v) the complete liquidation or dissolution of the Company;

“Eligible Employee”	any employee, Officer, director, contractor, advisor or consultant of the Group who is notified by the Board that he or she is an Eligible Employee by reason of their contribution to the Group;

“Employee”	any full-time or part-time employee (including, without limitation, an executive director, if applicable) of the Group and any consultant or adviser to the Group, and “Employment” has a corresponding meaning;

“Fair Market Value”	means, as of any date, the value of the Shares determined by the Board in good faith and in compliance with applicable law;

“Grantee”	any Eligible Employee who accepts a stock grant in accordance with the terms of this Plan by executing an Notice of Award with the Group, or (where the context so permits) any person who is entitled to any Option in consequence of the death of the original Grantee or other permitted transfer;

“Group”	the Company and its Subsidiaries;

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;

“Exit”	(i) a Listing, (ii) a sale of all or substantially all of the issued share capital of the Company, or (iii) a sale by the Company of all or substantially all of its assets (but excluding any Internal Reorganisation);

“Listing”	the admission of all or any part of the Company’s share capital to a recognized stock or other investment exchange or the grant of permission by any stock or other exchange to deal in the same and “Listed” has a corresponding meaning;

“Listing Rules”	the Rules Governing the Listing of Securities on the Stock Exchange;

“Memorandum and Articles”	the memorandum and articles of association of the Company for the time being in force;

“Notice of Award”	the stock option grant, the form of which shall be approved by the Board attached hereto as Schedule I, entered into by and among the Company and a Grantee regarding the grant of an Option;

“Officer”	means any person designated by the Company as an officer;

“Option”	a right granted to subscribe for Shares pursuant to an Award Agreement under this Plan;

“Option Period”	the period during which the Option can be exercised as set forth in the Notice of Award;

“Option Shares”	Shares allotted and issued to a Grantee pursuant to the exercise of an Option;

“Restricted Stock”	Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Board.

“Plan”	this stock option plan in its present form or as amended from time to time in accordance with the provisions hereof;

“Pre-Listing Option Interests”	has the meaning defined in paragraph 11(A);

“PRC”	the People’s Republic of China, and for the purpose of this Agreement, does not include Hong Kong, the Macau Special Administrative Region of the People’s Republic of China and Taiwan;

“RMB”	Renminbi, the lawful currency of the PRC;

“Shares”	ordinary shares of US$0.0001 each in the capital of the Company (or of such other nominal amount as shall result from a sub-division, consolidation, reclassification or reconstruction of the share capital of the Company from time to time);

“Stock Exchange”	any qualified stock exchange approved by the Board in accordance with the Memorandum and Articles of the Company;

“Exercise Price”	the price per Share at which a Grantee may subscribe for Shares on the exercise of an Option;

“Subsidiary”	a company which is for the time being and from time to time a subsidiary (within the meaning of the Listing Rules) of the Company, irrespective of where the company is incorporated;

“US$”	US Dollar, the lawful currency of the United States;

“Vesting Schedule”	the vesting schedule according to which the Option to be issued to the Grantee, as described in paragraph 6.

(B)	In this Plan, save where the context otherwise requires:

(i)	the headings are inserted for convenience only and shall not limit, vary, extend or otherwise affect the construction of any provision of this Plan;

(ii)	references to paragraphs are references to paragraphs of this Plan;

(iii)

references to any statute or statutory provision shall be construed as references to such statute or statutory provision as respectively amended, consolidated or re-enacted, or as its operation is modified by any other statute or statutory provision (whether with or without modification), and shall include any subsidiary legislation enacted under the relevant statute;

(iv)	expressions in the singular shall include the plural and vice versa;

(v)	expressions in any gender shall include other genders; and

(vi)	references to persons shall include bodies corporate, corporations, partnerships, sole proprietorships, organizations, associations, enterprises and branches.

3.	CONDITION

This Plan shall, upon approval of the Board or the Committee (as the case may be), be subject to the administration of the chief executive officer of the Company or the Plan Administrator as designated by the Board whose decision as to all matters arising in relation to this Plan or its interpretation or effect shall (save as otherwise provided herein) be final, binding and conclusive on all parties.

4.	DURATION AND ADMINISTRATION

(A)

The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stock holders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

(B)

Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors and Employees who are also Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

(C)

Notwithstanding the foregoing, with respect to grants of Awards to any Consultant, Advisor, Employees and any Covered Employee intended to qualify as Performance-Based Compensation, the Plan shall be administered by Chief Executive Officer whose decision as to all matters arising in relation to this Plan or its interpretation or effect shall (save as otherwise provided herein) be final and binding on all parties.

(D)

Chief Executive Officer is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provision of the Plan and that by its terms involved or might involve the issuance of (i) Shares, (ii) an Option, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, or sales or bonuses of Restricted Stock, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative

5.	OFFER AND GRANT OF OPTIONS

(A)

On and subject to the terms of this Plan, the Chief Executive Officer shall be entitled to grant to any Eligible Employee an option to subscriber for such number of Shares as he shall determine on the terms of this Plan, save that prior approval of the Board or the Committee (as the case may be) shall be obtained if the Employee to whom an Option is to be granted is the Officer or other member of the Board. Options may be granted on such terms and conditions in relation to their vesting, exercise or otherwise (e.g. by linking their exercise to the attainment or performance of milestones by the Company, any Subsidiary, the Grantee or any group of Employees) as the Board may determine, provided such terms and conditions shall not be inconsistent with any other terms and conditions of this Plan.

(B)

An Option shall be granted to an Eligible Employee by delivery of a notice (the “Notice of Award”) in writing in such form as the Chief Executive Officer may from time to time determine to require the Eligible Employee to undertake to hold the Option on the terms on which it is to be granted and to be bound by the provisions of this Plan. The Notice of Award shall serve as evidence of the grant of the Option and accordingly no further certificate shall be issued to the Grantee.

(C)	A Grantee is not required to pay for the grant of any Option.

6.	SUBSCRIPTION PRICE AND VESTING SCHEDULE

(A)	The Exercise Price shall be approved by the Board and shall be set out in the Notice of Award.

(B)	Unless otherwise approved by the Board, the Vesting Schedule shall be 48 month vesting schedule consisting of monthly vesting in equal instalments over the 48 months.

7.	EXERCISE OF OPTIONS

(A)

Except as provided in Notice of Award, any Option shall become exercisable upon vesting. Notwithstanding the foregoing, the exercise shall be conditioned upon compliance in full with all applicable laws and regulations such Grantee or the Company is then subject to in connection with the exercise of the Options, including without limitation, in the case of a Grantee being a national or a resident of the PRC, PRC foreign exchange regulations and rules or, Circular of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration of Offshore Investment and Financing and Inbound Investment through Special Purpose Companies by PRC Residents. Notwithstanding anything to the contrary contained in the Plan, no Option may be exercised prior to the occurrence of an Exit, unless the Board shall otherwise agree and so notify the Grantee separately in writing.

(B)

An Option may be exercised in whole or in part by the Grantee giving notice in writing to the Company in the form of the notice attached hereto as Schedule II, or such other form as may be adopted by the Board from time to time, stating that the Option is thereby exercised and the number of Shares in respect of which it is exercised. In addition, a Grantee may be required to enter into a voting trust agreement, power of attorney or shareholders’ agreement as a condition to exercise of the Option.

(C)

Each notice of exercise of an Option must be accompanied by a remittance for the aggregate amount of the Exercise Price multiplied by the number of Shares in respect of which the notice is given. Within 30 days after receipt of the notice and remittance and, where appropriate, the Company shall allot and issue or procure the allotment and issue of the relevant Option Shares to the Grantee (or his or her personal representative) credited as fully paid and issue to the Grantee (or his or her personal representative) a share certificate in respect of the Option Shares so allotted.

(D)

Option Shares will be subject to the provisions of the Memorandum and Articles of the Company for the time being in force and will rank pari passu with the fully paid Shares in issue as from the date of exercise of the Option and in particular will entitle the holders to participate in all dividends or other distributions paid or made on or after the date of exercise of the Option other than any dividend or other distribution previously declared or recommended or resolved to be paid or made if the record date therefor is before the date of exercise of the Option, provided always that when the date of exercise of the Option falls on a date upon which the register of members of the Company is closed then the exercise of the Option shall become effective on the first business day on which the register of members of the Company is re-opened.

(E)

Prior to the expiry of the Option Period, any shares covered by an Award (or portion of an Award) which is forfeited or cancelled, expires may be re-issued after such cancellation has been approved, provided that re-issued Options shall only be granted in compliance with the terms of this Plan and applicable law.

8.	LAPSE OF OPTION

(A)	General. An Option shall lapse automatically (to the extent not already exercised) upon the earliest of:

(i)	the expiry of the Option Period;

(iii)	subject to paragraph 8(B) to (F), on a Grantee’s ceasing to be an Eligible Employee.

(B)	Lapse for Death or Illness. if any Grantee ceases to be an Eligible Employee by reason of:

(i)	the Grantee’s death; or

(ii)

the Grantee’s serious illness or injury which, in the opinion of the Board, renders the Grantee concerned unfit to perform the duties of his or her Employment and which in the normal course would render the Grantee unfit to continue performing the duties under his or her Contract provided such illness or injury is not self-inflicted or as a result of alcohol or drug abuse;

then, any unvested Option will immediately lapse and the Grantee or his or her personal representatives (if appropriate) may exercise all his or her vested Options until the later of: (i) 90 days after the date when the Options become exercisable, or (ii) three (3) months after the date of cessation of Employment or directorship, or such longer period as the Board may determine. Any vested Option not exercised prior to the expiry of the above-mentioned period shall lapse.

(C)

Lapse on Termination for Cause.    If the Board determines that any Grantee ceasing to be an Employee by any of the following reason, (i) any act of grave misconduct or wilful default or wilful neglect in the discharge of duties of the Grantee with the Group; (ii) without prejudice to the generality of (i) above, being proven to have carried out any fraudulent activity or have fraudulently failed to carry out any activity whether or not in connection with the affairs of the Group; (iii) being convicted of any offence; (iv) being proved to take advantages of such Grantee’s position to make interest for him/herself or for others; (v) being proved to appropriate assets of the Group; (vii) serious violation or persistent breach of any terms of the employment agreement, the confidentiality and intellectual property rights assignment agreement, the non-compete and non-solicitation agreement, the anti-bribery agreement or any other agreements entered into by and between such Grantee and any member of the Group; and (viii) repeated drunkenness or use of illegal drugs or being addicted to gambling which adversely interferes with or is reasonably expected to adversely interfere with the performance of such Grantee’s obligations and duties of Employment, then any Option (whether vested or unvested) held by the Grantee shall immediately lapse (unless the Board resolves otherwise in its absolute discretion).

(D)

Lapse on Cessation for Other Reason.    If a Grantee ceases to be an Eligible Employee for any reason other than those set up in paragraph 8(B) or 8(C), then, any unvested Option will immediately lapse and the Grantee or his or her personal representatives (if appropriate) may exercise all his or her vested Options until later of: (i) 90 days after the date when the Options become exercisable, or (ii) 30 days after the date of cessation of Employment or directorship, or such longer period as the Board may otherwise determine. Any vested Option not exercised prior to the expiry of the above-mentioned period shall immediately lapse.

(E)	Lapse on a General Offer or Corporate Transaction. An unexercised Option may lapse as provided in paragraphs 11(B) or 11(C) hereof in the case of a General Offer or a Corporate Transaction.

(F)

Lapse on Winding-up.    If notice is duly given of a resolution for the voluntary winding-up of the Company, vested Options may be exercised prior to the date of the resolution. The Grantee shall accordingly be entitled, in respect of the Shares falling to be allotted and issued upon the exercise of his or her Option, to participate in the distribution of the assets of the Company available in liquidation pari passu with the holders of the Shares in issue on the day prior to the date of such resolutions.

9.	MAXIMUM NUMBER OF SHARES SUBJECT TO OPTIONS

(A)	The maximum number of Shares in respect of which Options may be granted under this Plan (including Incentive Stock Option) shall not exceed 10,216,234 Shares in the aggregate.

(B)

Any Shares covered by an Award (or portion of an Award) which is forfeited or cancelled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

(C)

The maximum number of Shares referred to in paragraphs 9(A) and 9(B) will be adjusted, in such manner as an independent financial adviser or the Auditors (acting as experts and not as arbitrators) shall confirm to the Board in writing in the terms set out in paragraph 10 below, in the event of any alteration in the capital structure of the Company whether by way of capitalisation of profits or reserves, rights issue, consolidation, sub-division or reduction of the share capital of the Company or otherwise howsoever.

10.	REORGANISATION OF CAPITAL STRUCTURE AND OTHER CORPORATE EVENTS

(A)

Reorganisation of Capital Structure.    In the event of any alteration in the capital structure of the Company whilst any Option remains exercisable, whether by way of capitalisation of profits or reserves, rights issue, consolidation, sub-division, or reduction of the share capital of the Company or otherwise howsoever in accordance with legal requirements, other than any alteration in the capital structure of the Company as a result of an issue of Shares as consideration in a transaction to which the Company is a party or an issue of shares pursuant to, or in connection with, any share option plan, share appreciation rights plan or any arrangement for remunerating or incentivising any employee, consultant or adviser to the Company or any Subsidiary or in the event of any distribution of the Company’s capital assets to its shareholders on a pro rata basis (whether in cash or in specie) other than dividends paid out of the net profits attributable to its shareholders for each financial year of the Company, such corresponding alterations (if any) shall be made to:

(i)	the number or nominal amount of Shares subject to the Option so far as unexercised;

(ii)	the Exercise Price;

or any combination thereof, as an independent financial adviser or the Auditors shall confirm to the Board in writing, either generally or as regard any particular Grantee, to have given a participant the same proportion (or rights in respect of the same proportion) of the equity capital as that to which that person was previously entitled, but that no such adjustments be made to the extent that a share would be issued at less than its nominal value. The capacity of the independent financial adviser or Auditors (as the case may be) in this paragraph is that of experts and not of arbitrators and their confirmation shall, in the absence of manifest error, be final and binding on the Company and the Grantees. The costs of the independent financial adviser or Auditors (as the case may be) shall be borne by the Company.

(B)

General Offer.    If a general or partial offer, whether by way of take-over offer, share repurchase offer, or plan of arrangement or otherwise in like manner is made to all shareholders of the Company (or all such shareholders other than the offer or and/or any person controlled by the offer or and /or any person associated with or acting in connect with the offer or) (a “General Offer”), the Company shall use all reasonable endeavours to procure that such offer is extended to all the Grantees on the same terms, mutatis mutandis, and assuming that they will become, by the exercise in full of the Options granted to them which at the time vested, shareholders of the Company. If such offer becomes or is declared unconditional or such plan or arrangements is formally proposed to shareholders of the Company, the Grantee shall, notwithstanding any other terms on which his or her Options were granted (provided that any performance condition must first be satisfied), be entitled to exercise his or her vested Options at any time up until (i) the close of such offer (or any revised offer); or (ii) the record date for entitlements under a plan of arrangement, as applicable, and any unexercised Options will immediately lapse on the close of business on such date.

(C)

Corporate Transaction.    The following provisions will apply to Options in the event of a Corporate Transaction (including a Change in Control) unless otherwise provided in the Notice of Award or any other written agreement between the Company or any Grantee or unless otherwise expressly provided by the Board at the time of grant of an Option. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Options, contingent upon the closing or completion of the Corporate Transaction:

(i)

arrange for the surviving entity or acquiring company (or the surviving or acquiring company’s parent company) to assume or continue the Option or to substitute a similar award for the Option (including, but not limited to, an option to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction);

(ii)

accelerate the vesting, in whole or in part, of the Option (and, if applicable, the time at which the Option may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Option terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Grantees to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;

(iii)

cancel or arrange for the cancellation of the Option, to the extent not vested prior to the effective time of the Corporate Transaction, and pay such cash consideration (or no consideration) as the Board, in its sole discretion, may consider appropriate; and

(iv)

make a payment for each vested Option, in such form as may be determined by the Board equal to the excess, if any, of (x) the per share amount payable to holders of Shares in connection with the Corporate Transaction, over (y) any exercise price payable by such holder in connection with such exercise, multiplied by the number of vested Shares under the Option.

The Board need not take the same action or actions with respect to all Options or portions thereof or with respect to all Grantees in a Corporate Transaction. The Board may take different actions with respect to the vested and unvested portions of an Option.

(D)

Accelerated Vesting on a Change in Control.    The Option may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control or as may be provided in any other written agreement between the Company and the Grantee, but in the absence of such provision, no such acceleration will occur.

11.	RIGHT OF REPURCHASE OF SHARES OR OPTIONS

(A)

Notwithstanding any provision herein to the contrary, unless otherwise approved by the Board, prior to a Listing, after a Grantee’s termination of employment by or services to the Company or any of its Subsidiaries, any Option Share issued by the Company as a result of the exercise of an Option of such Grantee or any vested Option held by such Grantee (collectively, “Pre-Listing Option Interests”) shall be subject to a right, but not an obligation, of repurchase by the Company and/or its assignee(s) (the “Right of Repurchase”), at the price equal to the Fair Market Value of the Shares on the date the Company exercises its Right of Repurchase, minus the per share Exercise Price in the case of an unexercised, vested Option (the “Repurchase Price”).

(B)

If the Company wishes to exercise its Right of Repurchase, it shall give notice thereof to the Grantee, and, upon determination of the Fair Market Value of the Shares, the Grantee shall immediately endorse and deliver to the Company the share certificate(s) representing the Option Shares being repurchased (if applicable) and take all such actions and do all such things as necessary for effecting the Right of Repurchase, and the Company shall then promptly pay, pursuant to the provisions of clause 11(C) below, the total Repurchase Price to the Grantee. If the Company exercises its Right of Repurchase, it may exercise its right with respect to all of the Pre-Listing Option Interests.

(C)

The Repurchase Price shall be paid first by the cancellation of any obligation for accrued but unpaid interest outstanding under notes issued by the Grantee upon purchase of the Option Shares (if any), next by cancellation of principal outstanding under such notes (if any), and finally by payment in cash of the balance due.

(D)	The Right of Repurchase shall terminate upon the earlier to occur of (i) a Listing; or (ii) such other event and/or conditions as the Board may determine in its sole discretion.

12.	SHARE CAPITAL

The exercise of any Option shall be subject to the members of the Company in general meeting approving any necessary increase in the authorized share capital of the Company. Subject thereto, the Board shall make available sufficient authorised but unissued share capital of the Company to meet subsisting requirements on the exercise of Options.

13.	DISPUTES

Any dispute arising in connection with this Plan (whether as to the number of Shares which are the subject of an Option, the amount of the Exercise Price or otherwise) shall be referred to the decision of the Auditors, who shall act as experts and not as arbitrators and whose decision shall be final and binding upon all persons affected thereby.

14.	ALTERATION OF THIS PLAN

This Plan may be altered in any respect by the prior approval of the Board, provided that no such alteration shall operate to affect adversely the terms of issue of any Option granted or agreed to be granted prior to such alteration, except with the consent or sanction of such majority of the Grantees as would be required of the shareholders of the Company under the Memorandum and Articles for the time being of the Company for a variation of the rights attached to the Shares.

15.	TAX LIABILITY

The Grantee shall be solely liable to pay all taxes and other levies which may be assessed or assessable on any payments made by the Company hereunder and all payments required to be made hereunder by the Company shall be subject to the deduction or withholding of such amounts as the Board may reasonably determine is necessary or desirable by reason of any liability to tax or obligation to account for tax or loss of any relief from tax which may fall on the Company or any Subsidiary in respect of, or by reason of such payment, and the Grantee agrees to indemnify and keep the Company (for itself and as trustee for its subsidiaries) indemnified in respect of any such liability, obligation or loss and accepts that any claim in respect of such indemnity may be satisfied by set-off against any sums due from the Company or any Subsidiary to such Grantee from time to time. In the event that any tax liability becomes due on the exercise of an Option for which the Company is required to account to, the Option may not be exercised unless the Grantee has made a payment to the Company an amount equal to such tax liability.

16.	TERMINATION

The Board may at any time terminate the operation of this Plan and in such event no further Options will be offered but in all other respects the provisions of this Plan shall remain in full force and effect.

17.	MISCELLANEOUS

(A)

This Plan shall not form part of any contract of employment between the Company or any Subsidiary and any Eligible Employee or Grantee, and the rights and obligations of any Eligible Employee or Grantee under the terms of his or her office or employment shall not be affected by his or her participation in this Plan or any right which he or she may have to participate in it and this Plan shall afford such Eligible Employee or Grantee no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason.

(B)

This Plan shall not confer on any person any legal or equitable right (other than those rights constituting the Options themselves) against the Company directly or indirectly or give rise to any cause of action at law or in equity against the Company.

(C)	The Company shall bear the costs of establishing and administering this Plan.

(D)

Any notice or other communication between the Company and a Grantee may be given by sending the same by prepaid post or by personal delivery to, in the case of the Company, its principal place of business or such other address as notified to the Grantee from time to time and, in the case of the Grantee, his or her address as notified to the Company from time to time or as indicated in his or her identity certificate provided by him or her to the Company or its Subsidiaries.

(E)	Any notice or other communication served by post:

(i)	by the Company shall be deemed to have been served 24 hours after the same was put in the post; and

(ii)	by the Grantee shall not be deemed to have been received until the same shall have been received by the Company.

(F)

All allotments and issues of Shares will be subject to all necessary consents under any relevant legislation for the time being in force in the Cayman Islands and a Grantee shall be responsible for obtaining any governmental or other official consent or approval that may be required by any country or jurisdiction in order to permit the grant or exercise of the Option. The Company shall not be responsible for any failure by a Grantee to obtain any such consent or approval or for any tax or other liability to which a Grantee may become subject as a result of his or her participation in this Plan.

(G)	This Plan and all Options granted hereunder shall be governed by and construed in accordance with the laws of Hong Kong.

GRACELL BIOTECHNOLOGIES, INC.

EMPLOYEE STOCK OPTION PLAN

ADDENDUM FOR U.S. GRANTEES

1.	Purpose and Applicability

(a)    This Addendum for U.S. Grantees (the “U.S. Addendum”) applies to Grantees of the Gracell Biotechnologies, Inc. Stock Option Plan (the “Plan”) who are either U.S. residents or U.S. taxpayers (each such Grantee, a “U.S. Grantee”). The purpose of the U.S. Addendum is to facilitate compliance with U.S. tax, securities and other applicable laws, and to permit the Company to issue tax-qualified Incentive Stock Options (as defined below) to eligible U.S. Grantees.

(b)    Except as otherwise provided by the U.S. Addendum, all Options granted to U.S. Grantees will be governed by the terms of the Plan, when reading together with the U.S. Addendum. In any case of an irreconcilable contradiction (as determined by the Board) between the provisions of the U.S. Addendum and the Plan, the provisions of the U.S. Addendum will govern. Capitalized terms contained herein have the same meanings given to them in the Plan, unless otherwise provided by the U.S. Addendum.

(c)    This Addendum is effective as of April 15, 2019 (the “Effective Date”).

2.	Definitions

In the U.S. Addendum, the following words will have the meaning as defined below:

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Incentive Stock Option” or “ISO” means an Option that is intended to be, and qualifies as, an incentive stock option within the meaning of Section 422 of the Code.

“Majority-Owned Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

“Non-Qualified Stock Option” or “NSO” means an Option that does not qualify as an Incentive Stock Option.

“Parent” means a corporation, whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each corporation other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain, as provided in the definition of a “parent corporation” contained in Section 424(e) of the Code.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of outstanding securities of the Company or any Parent or Majority-Owned Subsidiary.

“U.S.” means the United States of America.

2.	Additional Terms Applicable to All Options Granted to U.S. Grantees.

(a)    Grants to Consultants.    An Eligible Employee that is a consultant, contractor or advisor and that is a resident of the U.S. is not an Eligible Employee for the grant of an Option if, at the time of grant, either the offer or sale of the Option to such person is not exempt under Rule 701 of the Securities Act because the consultant is not a natural person, the services that the consultant is providing to the Company are in connection with a capital raising transaction or directly or indirectly serve to promote or maintain a market for the Company’s securities, or because of any other provision of Rule 701 of the Securities Act, unless the Company determines that such grant need not comply with the requirements of Rule 701 of the Securities Act and will satisfy another exemption under the Securities Act as well as comply with the securities laws of the U.S. state of residence of the consultant and all other applicable jurisdictions.

(b)    No Cash Settlement on Exercise of Options.    The Board may not grant to any U.S. Grantee an Option where the U.S. Grantee may receive a cash payment upon exercise of the Option in lieu of Shares if such Option would result in a violation of Section 457A of the Code. For clarity, this provision does not prohibit the Board from providing for the cancellation of Options pursuant to paragraph 10(C) of the Plan in connection with a Corporate Transaction.

(c)    Section 409A and Section 457A of the Code.    Unless otherwise expressly provided for in an Notice of Award, the terms applicable to Options granted under the U.S. Addendum will be interpreted to the greatest extent possible in a manner that makes the Options exempt from Section 409A and Section 457A of the Code, and, to the extent not so exempt, that brings the Options into compliance with Section 409A and Section 457A of the Code. Notwithstanding anything to the contrary in the Plan (and unless the Notice of Award or other written contract with the U.S. Grantee specifically provides otherwise), if the Shares are publicly traded, and if a U.S. Grantee of an Option that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” under Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such U.S. Grantee’s “separation from service” or, if earlier, the date of the U.S. Grantee’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

3.	Provisions Applicable to Incentive Stock Options

(a)    Eligible Recipients of ISOs.    As provided in Section 422(a)(2) of the Code, Incentive Stock Options may be granted only to employees of the Company, a Parent or a Majority-Owned Subsidiary. Consultants, advisors and non-employee directors are not eligible to receive Incentive Stock Options.

(b)    Designation of ISO Status.    The Board action approving the grant of an Option to a U.S. Grantee and the Notice of Award must specify that such Option is intended to be an Incentive Stock Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Non-Qualified Stock Option.

(c)    No Transfer.    As provided by Section 422(b)(5) of the Code, an Incentive Stock Option may not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the U.S. Grantee only by the U.S. Grantee. If the Board elects to allow the transfer of an Option that is designated as an Incentive Stock Option, such transferred Option will automatically become a Non-Qualified Stock Option as of the date of transfer.

(d)    Additional Limits for Ten Percent Stockholders.    As provided by Section 422(c)(5) of the Code, a person is a Ten Percent Shareholder will not be eligible for the grant of an Incentive Stock Option unless (i) the exercise price is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

(e)    US $100,000 Limit.    As provided by Section 422(d) of the Code and applicable regulations thereunder, to the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any U.S. Grantee during any calendar year (under all plans of the Company and any Affiliates) exceeds US$100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Non-Qualified Stock Options, notwithstanding any contrary provision of the applicable Notice of Award(s).

(f)    Post-Termination Exercise Period.    To obtain the U.S. federal income tax advantages associated with an Incentive Stock Option, the U.S. Internal Revenue Code requires that at all times beginning on the date of grant and ending on the day three months before the date of exercise of the Option, the U.S. Grantee must be an employee of the Company or a Parent or a Majority-Owned Subsidiary (except in the event of the Grantee’s death or disability, in which case longer periods may apply). Any Incentive Stock Option that provides for a post-termination exercise period in excess of three months from the termination of the U.S. Grantee’s employment status will automatically be treated as Non-Qualified Stock Option following such three-month period.

(g)    Leave of Absence.    As provided by Section 422 of the Code and applicable regulations thereunder, if a U.S. Grantee is on an approved leave of absence that exceeds three months (unless reemployment upon expiration of such leave is required by statute or contract), then on the date six months following the first day of such leave, any Incentive Stock Option held by a U.S. Grantee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

(h)    Loss of ISO Status Upon a Reorganization or Repricing.    In connection with the adjustment of Options in connection with a reorganization as provided in paragraph 10(A) of the Plan, or a repricing where the Exercise Price of such Options is higher than the the-current Fair Market Value of the Shares, the Board may provide for the adjustment of Options in a manner that results in the loss of Incentive Stock Option status without the consent of the U.S. Grantee, provided that such adjustment or repricing (i) complies with Section 409A of the Code, and (ii) the loss of Incentive Stock Option status is the only adverse change to the Option.

4.	Shareholder Approval of U.S. Addendum

An Incentive Stock Option granted pursuant to the U.S. Addendum may not be exercised until such time as the Plan and the U.S. Addendum have been approved by at least a majority of the Shareholders of the Company.

5.	Term, Amendment and Termination

(a)    The Board may amend, suspend or terminate this U.S. Addendum at any time. Unless terminated sooner by the Board, the U.S. Addendum will terminate automatically upon the earlier of (i) 10 years after the Effective Date and (ii) the termination of the Plan. No Incentive Stock Options may be granted under the U.S. Addendum while either the Plan or the U.S. Addendum is suspended or after the Plan or the U.S. Addendum is terminated.

(b)    If this U.S. Addendum is terminated, the provisions of this U.S. Addendum and any administrative guidelines, and other rules adopted by the Board and in force at the time of suspension or termination of this U.S. Addendum, will continue to apply to any outstanding Options as long as an Option issued pursuant to the U.S. Addendum remain outstanding.

(c)    No amendment, suspension or termination of the U.S. Addendum may materially adversely affect any Options granted previously to any U.S. Grantee without the consent of the U.S. Grantee.

Schedule I

GRACELL BIOTECHNOLOGIES, INC.

THIRD AMENDED AND RESTATED 2017 EMPLOYEESTOCK OPTION PLAN

NOTICE OF STOCK OPTION AWARD

Participant’s Name and Address:

You have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the Gracell Biotechnologies, Inc. Third Amended and Restated 2017 Employee Stock Option Plan, as amended from time to time (the “Plan”) and the Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice and the Option Agreement.

Award Number

Date of Award	/ /

Vesting Commencement Date	/ /

Exercise Price

Total Number of Shares Subject to the Option (the “Shares”)

Total Exercise Price	$

Type of Option:	☐ Incentive Stock Option
X Non-Qualified Stock Option

Expiration Date:	/ /

Post-Termination Exercise Period:	Three (3) months if terminated for disability or death.

No post-termination exercise period if terminated for Cause or Improper Termination.

Three (3) Months if terminated without Cause, voluntary termination or reasons other than stated above.

Vesting Schedule:

Subject to Participant’s continuous employment and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

This Option shall vest with respect to 100% of the shares subject hereto, and become exercisable for said shares, in 4 equal instalments on each anniversary of the Commencement Date and vesting in full on

During any authorized leave of absence, the vesting of the Option as provided in this schedule shall be suspended after the leave of absence exceeds a period of ninety (90) days. Vesting of the Option shall resume upon the Participant’s termination of the leave of absence and return to service to the Company or a Related Entity. The Vesting Schedule of the Option shall be extended by the length of the suspension.

In the event of termination of the Participant’s continuous employment for Cause or an Improper Termination, the Participant’s right to exercise the Option shall terminate concurrently with the termination of the Participant’s continuous employment, except as otherwise determined by the Committee.

IN WITNESS WHEREOF, the Company and the Participant have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

GRACELL BIOTECHNOLOGIES, INC.

By:
Title:	Chief Executive Officer

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE PARTICIPANT’S CONTINUOUS EMPLOYMENT (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE PARTICIPANT ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF PARTICIPANT’S CONTINUOUS EMPLOYMENT, NOR SHALL IT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE PARTICIPANT’S EMPLOYER TO TERMINATE PARTICIPANT’S CONTINUOUS EMPLOYMENT PURSUANT TO PARTICIPANT’S WRITTEN EMPLOYMENT AGREEMENT. THE PARTICIPANT ACKNOWLEDGES THAT UNLESS THE PARTICIPANT HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, PARTICIPANT’S STATUS IS AT WILL.

The Participant acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Participant Signature

Name:

Award Number:

GRACELL BIOTECHNOLOGIES, INC.

THIRD AMENDED AND RESTATED 2017 EMPLOYEE STOCK OPTION PLAN

STOCK OPTION AWARD AGREEMENT

1.    Grant of Option.    Gracell Biotechnologies, Inc(the “Company”), hereby grants to the Participant (the “Participant”) named in the Notice of Award (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s Third Amended and Restated 2017 Employee Stock Option Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Notice.

If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is awarded.

2.    Exercise of Option.

(a)    Right to Exercise.    The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Committee. In no event shall the Company issue fractional Shares.

(b)    Method of Exercise.    The Option may be exercised in whole or in part by giving notice in writing to the Company in the form of the notice attached hereto as Schedule II, The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

(c)    Taxes.    No Shares will be delivered to the Participant or other person pursuant to the exercise of the Option until the Participant or other person has made arrangements acceptable to the Company for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Participant incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of the Option, the Company or the Participant’s employer may offset or withhold (from any amount owed by the Company or the Participant’s employer to the Participant) or collect from the Participant or other person an amount sufficient to satisfy such tax obligations and/or the employer’s withholding obligations.

3.    Acceleration of Option Vesting Schedule Upon Change in Control.    In the event of a Change in Control, the Option shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value), immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by the Option.

4.    Method of Payment.    Payment of the Exercise Price shall be made by any of the following, any combination thereof or any such other method as the Board or Committee may permit in accordance with applicable law, in its sole discretion, at the election of the Participant; provided, however, that such exercise method does not then violate any applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded (the “Applicable Rules”) and, provided further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by any applicable law or Applicable Rules:

(a)    cash;

(b)    check;

(c)    surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price); or

5.    Restrictions on Exercise.    The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any applicable laws or Applicable Rules.

6.    Termination of Continuous Employment.    In the event the Participant’s continuous employment terminates, other than for Cause, Improper Termination, mental or physical disability or death, the Grantee may, within three months after the date of such termination (the “Termination Date”), exercise the portion of the Option that was vested at the Termination Date. In the event of termination of the Grantee’s continuous employment for Cause or an Improper Termination, the Participant’s right to exercise the Option shall, except as otherwise determined by the Committee, terminate concurrently with the termination of the Participant’s continuous employment (also the “Termination Date”). In no event shall the Option be exercised later than the Expiration Date set forth in the Notice. Except as provided in Sections 7 and 8 below, to the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the three month period, the Option shall terminate.

7.    Disability of the Participant.    In the event the Participant’s continuous employment terminates as a result of his or her mental or physical disability, the Participant may, within three months after the date of such termination (the “Termination Date”), exercise the portion of the Option that was vested at the Termination Date. provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day following the Termination Date. To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate.

8.    Death of the Participant.    In the event of the termination of the Participant’s continuous employment as a result of his or her death, the Participant’s estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the portion of the Option that was vested at the Date of Termination, within three (3) months from the date of death (but in no event later than the Expiration Date). To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

9.    Transferability of Option.    the Option, if an Incentive Stock Option, may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Participant, only by the Participant. The Option, if a Non-Qualified Stock Option may be transferred by will, by the laws of descent and distribution, and to the extent and in the manner authorized by the Committee, to Immediate Family Members or a Permitted Transferee. The terms of the Option shall be binding upon any Permitted Transferee, the executors, heirs and successors of the Participant.

10.    Term of Option.    The Option may be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.

11.    Entire Agreement: Governing Law.    The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the laws of Hong Kong and the Participant submits to the non-exclusive jurisdiction of the courts of Hong Kong. Should any provision of the Notice, the Plan or this Option Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

12.    Headings.    The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

13.    Notices.    All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

if to the Company:

Email:

Attn:

Address:

if to Participant

Email:

Attn:

Address:

[Remainder of Page Left Blank Intentionally]

Schedule II

[Date]

[                        ]

Gracell Biotechnologies, Inc.

Dear Sir,

Re: Employee Stock Option Plan

I hereby give notice that the Option granted to me under the Employee Stock Option Plan (the “Plan”) of Gracell Biotechnologies, Inc. adopted on [                        ] as amended from time to time in accordance with the provisions thereof is hereby exercised in respect of [                        ] Shares.

I enclose the remittance of US$[                        ], being the aggregate amount of the Exercise Price multiplied by the number of Shares in respect of which the Share Option is exercised.

Words and expressions not otherwise defined in this letter shall have the same meanings ascribed to them in the Plan.

Yours faithfully,

[name of Grantee]